Exhibit (a)(2)(K)

On February 17, 2026, Warner Bros. Discovery, Inc. (“WBD”) launched a website, VoteWBDNetflix.com, in connection with its special meeting of shareholders for the proposed merger with Netflix, Inc. (“Netflix”). In addition, on February 17, 2026, David Zaslav, Chief Executive Officer of WBD, sent a message to all WBD employees relating to the special meeting for the Netflix merger and WBD’s initiation of discussions with Paramount Skydance Corporation (“PSKY”). This filing contains (1) a copy of the materials found on the website and (2) a copy of the message sent by Mr. Zaslav.

By clicking “Accept”, you agree to the storing of cookies on your device to enhance site navigation, analyze site usage, and assist in our marketing efforts. View our Privacy Notice for more information. DISCOVERY NETFLIX Important Information about the Transaction and Where to Find It Information set forth in this website may be deemed to be solicitation material in respect of the proposed transaction between Warner Bros. Discovery, Inc. (“Warner Bros. Discovery,” “WBD,” the “Company,” “we,” “us,” or “our”) and Netflix, Inc. (“Netflix”) (the “proposed transaction”). In connection with the proposed transaction, WBD filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was first mailed to WBD stockholders on or around February 17, 2026. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WH EN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement as well as other filings containing information about WBD and Netflix, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the Proxy Statement and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD will be made available on WBD’s investor relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by Netflix will be made available on Netflix’s investor relations website at httos://ir.netflix.net.

A winning Combination for Shareholders Your Vote. Our Story

There is a Superhero in All of Us. Vote FOR the Netflix Transaction

Delivers Superior, Compelling Value $27.75 in cash per WBD share for only Warner Bros. (‘Streaming & Studios’)

Netflix Provideos Greater Certainty

A Clear Path to Regulatory

Creating a Brighter Future for Hollywood with Netflix Provides more choices for consumers through combined set of services with broader, complementary offerings available in 190+ countries Enhances access to world-class film and télévision both at home and in theaters, through a 45-day theatrical window Expands U.S. production capacity and long-term investment, supporting industry growth Créâtes and protects jobs, while opening opportunities for established and emerging creators Constructive engagement and level playing field for ail parties

Shareholders Focused Board Secured Unparalleled Value

Your Vote is Important. Become Vote FOR the Warner Bros, and Netflix merger using the WHITE proxy card or voting instruction form to receive the compelling and certain value it will provide

Home Resources for Shareholders

If you have any questions, or need additional assistance in voting your shares on the WHITE proxy card, please contact our proxy solicitor: INNISFREE M&A INCORPORATED TOLL-FREE at (877) 750-8338 (from the U.S. and Canada) (412) 232-3651 (from other locations) Privacy Notice 1. Net of taxes and subject to certain adjustments as described in WBD’s definitive proxy statement filed with the SEC on February 17, 2026. Illustratively, in a hypothetical scenario in which no debt is allocated to Discovery Global - which is highly unlikely to occur and is inconsistent with the WBD Board’s intent and expectation that the net debt of WBD will be allocated between WBD and Discovery Global in a way that maximizes the Netflix merger consideration and that is in the best interests of WBD’s shareholders - the Netflix merger agreement technically permits a maximum net debt reduction at Discovery Global that would resuit in a minimum merger consideration of $21.23 per WBD share. 2. Midpoints of the selected public companies analysis on a whole company basis and sum-of-the-parts basis that the Board viewed as particularly relevant in evaluating the value of Discovery Global in the context of the separation. The value of Discovery Global is uncertain. See WBD’s definitive proxy statement for more information. 3. Unaffected stock price defined as closing price on 9/10/25. 4. As of February 13, 2026. 5. Represents free cash flow as of 2026E based on Netflix’s estimates.

WARNER BROS. DISCOVERY NETFLIX Home Resources for Shareholders Learn How to Vote Resources for Shareholders Filings February 17, 2026 Definitive Proxy Download PDF February 17, 2026 Amendment No. 7 to Schedule 14D-9

Press Releases February 17, 2026 Warner Bros. Discovery Sets Special Meeting Date of March 20, 2026 and Unanimously Recommends Shareholders Vote FOR Netflix Merger Warner Bros. Discovery to Initiate Discussions with Paramount Skydance for Their Best and Final Offer January 20, 2026 Netflix and Warner Bros. Discovery Amend Agreement to All-Cash Transaction January 7, 2026 Warner Bros. Discovery Board of Directors Unanimously Recommends Shareholders Reject Amended Paramount Tender Offer December 17, 2025 Warner Bros. Discovery Board of Directors Unanimously Recommends Shareholders Reject Paramount Tender Offer December 5, 2025 Netflix to Acquire Warner Bros. Following the Separation of Discovery Global for a Total Enterprise Value of $82.7 Billion Letters January 7, 2026 Warner Bros. Letter to Shareholders Download PDF WARNER BROS. DISCOVERY If you have any questions, or need additional assistance in voting your shares of the WHITE proxy card, please contact our proxy solicitor: INNISFREE M&A INCORPORATED TOLL-FREE at (877) 750-8338 (from the U.S. and Canada) (412) 232-3651 (from other locations) Privacy Notice

YOUR VOTE IS IMPORTANT Warner Bros. Discovery Urges Shareholders to Vote “FOR” AH Proposais Related to the Netflix Merger at the Upcoming Spécial Meeting The Spécial Meeting is scheduled to be held on March 20, 2026 at 8:00 AM Eastern Time at www.virtualsh Warner Bros. Discovery shareholders of record as of 5:00 pm Eastern Time on February 4, 2026 (the “Record Date”), are entitled to vote at or in advance of the Spécial Meeting. We encourage shareholders to read the proxy statement carefully and vote your shares promptly regardless of the number of shares you own. If you inadvertently vote using a blue proxy card, you may revoke that vote simply by voting again TODAY using WBD’s WHITE proxy card. In order to attend the Spécial Meeting on March 20, 2026, you must register in advance by visiting www.proxyvote.com and selecting ‘Attend a Meeting” no later than 8:00 a.m. Eastern Time on March 19, 2026. You will need your 16-digit control number included on your notice, WHITE proxy card or voting instruction form. You will reçoive a confirmation e-mail with information on how to attend the meeting. Voting Methods

Vote via the internet by accessing the website address indicated on your WHITE proxy card or voting instruction form.Vote by phone by following the instructions shown on the WHITE proxy card or voting instruction form. Vote by mail by filling out the WHITE proxy card or voting instruction form and returning it in the postage- paid envelope provided. Vote by scanning the QR code on the WHITE proxy card or voting instruction form with your mobile device and following the instructions. The deadline to vote online or by phone is 11:59 p.m. Eastern Time on March 19, 2026. If you vote by mail, make sure you mail your WHITE proxy card early enough so that it is received prior to the closing of the poils at the Spécial Meeting. Please review and follow any applicable deadlines set forth on your proxy materials.If you hâve any questions, or need additional assistance in voting your shares on the WHITE proxy card, please contact our proxy solicitor: INNISFREE M&A INCORPORATEDTOLL-FREE at (877) 750-8338 (from the U.S. and Canada) or (412) 232-3651 (from other locations) Remember, please do not use any blue proxy card you may receive from Paramount Skydance.If you inadvertently vote using a blue proxy card, you may revoke that vote simply by voting again TODAY using WBD’s WHITE proxy card. Only your latest-dated vote will count! (®5) WARNER BROS. W DISCOVERY If you hâve any questions, or need additional assistance in voting your shares on the WHITE proxy card, please contact our proxy solicitor:INNISFREE M&A INCORPORATED TOLL-FREE at (877) 750-8338 (from the U.S. and Canada) (412) 232-3651 (from other locations) Privacy Notice

WARNER BROS. DISCOVERY This communication has been sent to everyone at WBD. Team, Today we are sharing an important update on our transaction. You can read our press release here. We have announced that the Special Meeting of Shareholders to vote on the proposed Netflix merger will take place on March 20, 2026 at 8:00 a.m. Eastern Time. The Board continues to recommend that shareholders vote FOR the Netflix merger. With the announcement of the Special Meeting date, voting is now open and will continue through 11:59 p.m. EST on March 19. Employees who were shareholders as of the record date (February 4, 2026) will receive information about how to participate, and I encourage you to review the materials carefully. You can visit our website to learn how to vote: VoteWBDNetflix.com. While preparation for the shareholder vote on the Netflix merger continues, we will spend the next seven days engaging with Paramount Skydance to discuss its amended offer as part of the thorough and disciplined process we have been running from the start. Paramount Skydance has recently indicated it may improve its proposal from $30 per WBD share. We are using this seven-day window to quickly determine whether PSKY can deliver an actionable binding proposal that provides superior value, transaction certainty and downside protection to WBD shareholders. Preparing for the shareholder vote for the Netflix merger while simultaneously initiating this engagement with Paramount Skydance allows the shareholder vote timeline for the Netflix merger to move forward while ensuring the Board continues to fulfill its responsibilities to evaluate proposals appropriately. Throughout this process, our Board’s focus has been to secure the best possible outcome while protecting the long-term strength of our businesses, our brands, and our people. That remains unchanged. I know these last months have asked a great deal of you. You continue to deliver for our audiences while supporting one another through significant change, and I am grateful for the professionalism and commitment you bring every day. We will continue to communicate as this work progresses, and when there is news that directly affects our people, you will continue to hear it from us. Thank you for everything you do for the audiences we serve around the world. David

Important Information about the Tender Offer and Where to Find It

WBD has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer (the “tender offer”) by a subsidiary of PSKY with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. Investors and security holders may obtain free copies of the solicitation/recommendation statement as well as other filings by WBD, without charge, at the SEC’s website, https://www.sec.gov. In addition, free copies of documents filed with the SEC by WBD will be made available free of charge on WBD’s investor relations website at https://ir.wbd.com.

Important Information about the Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between WBD and Netflix (the “proposed transaction”). In connection with the proposed transaction, WBD filed a definitive proxy statement (the “Proxy Statement”) with the SEC. The Proxy Statement was first mailed to WBD stockholders on or around February 17, 2026. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement as well as other filings containing information about WBD and Netflix, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the Proxy Statement and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD will be made available on WBD’s investor relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by Netflix will be made available on Netflix’s investor relations website at https://ir.netflix.net.

Participants in the Solicitation

WBD and Netflix and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of WBD is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Executive Officers of Warner Bros. Discovery, Inc.,” and its definitive proxy statement filed with the SEC on April 23, 2025, under the heading “Proposal 1: Election of Directors.” Information about the directors and executive officers of Netflix is set forth in its definitive proxy statement filed with the SEC on April 17, 2025, under the headings “Our Board of Directors” and “Our Company Executive Officers.” Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between WBD and Netflix, constitute forward-looking statements. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, statements about the tender offer and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of WBD and Netflix and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; (3) the risk that WBD stockholders may not approve the proposed transaction; (4) the risk that the necessary regulatory approvals for the proposed transaction may not be obtained or may be obtained subject to conditions that are not anticipated; (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; (6) the final allocation of indebtedness between WBD and a newly formed subsidiary (“Discovery Global”) in connection with the separation could cause a reduction to the consideration for the proposed transaction; (7) risks related to litigation brought in connection with the proposed transaction; (8) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (9) effects of the announcement, pendency or completion of the proposed transaction on the ability of WBD to retain customers and retain and hire key personnel and maintain relationships with suppliers, distributors, advertisers, content providers, vendors and other business partners, and on its operating results and business generally; (10) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD common stock; (11) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; (12) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections, and inherent uncertainties involved in the estimates and judgments used to estimate the differences between WBD’s Global Linear Networks segment results and the expected results of Discovery Global; (13) the risk that Discovery Global, as a new company that currently has no credit rating, will not have access to the capital markets on acceptable terms; (14) the risk that Discovery Global may be unable to achieve some or all of the benefits that WBD expects Discovery Global to achieve as an independent, publicly-traded company; (15) the risk that Discovery Global may be more susceptible to market fluctuations and other adverse events than it would have otherwise been while still a part of WBD; (16) the risk that Discovery Global will incur significant indebtedness in connection with the separation, and the degree to which it will be leveraged following completion of the separation may materially and adversely affect its business, financial condition and results of operations; (17) the ability to obtain or consummate financing or refinancing related to the proposed transaction or the separation upon acceptable terms or at all; (18) volatility or a decline in the market price for Discovery Global common stock following the separation; (19) uncertainties as to how many WBD stockholders will tender their shares in the tender offer; (20) the conditions to the completion of the tender offer, including the receipt of any required stockholder and regulatory approvals; (21) PSKY’s ability to finance the tender offer and the indebtedness PSKY expects to incur in connection with the tender offer; (22) the possibility that PSKY may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate WBD’s operations with those of PSKY, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the tender offer; (23) the possibility that WBD’s discussions with PSKY may not lead to a superior proposal by PSKY; and (24) the response of WBD, Netflix or PSKY management to any of the aforementioned factors. Discussions of additional risks and uncertainties are contained in WBD’s and Netflix’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the Proxy Statement filed by WBD in connection with the proposed transaction. Neither WBD nor Netflix is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.